EXHIBIT 99.1

Orion Energy Systems Announces Fiscal 2014
Third Quarter Results

Adjusted EPS of $0.06; National Account Wins Position Company for Growth

MANITOWOC, Wis. — February 5, 2014 (BUSINESS WIRE) -- Orion Energy Systems, Inc. (NYSE MKT: OESX) (“Orion” or the “Company”), a leading power technology enterprise, today announced financial results for its fiscal 2014 third quarter ended December 31, 2013.

“The third quarter was one in which we continued to focus on market development, cash flow generation, and earnings growth,” said John Scribante, Chief Executive Officer of Orion Energy Systems. “While revenue in the period was slightly impacted by the government shutdown and some end-of-year order slippage, as well as declining revenue from our large solar project, we saw signs of strengthening LED demand going forward. Orion’s value proposition has resulted in traction across several new national accounts including a leading financial services firm, an international food conglomerate, a major automotive OEM and a North American-based retail food chain. Overall, the retrofit market continues to show attractive industry trends that we expect to support top line growth both this year and next.

“The integration of Harris is complete, and all manufacturing operations have been moved to Manitowoc. With this behind us, we will pursue additional synergies and operational efficiencies while focusing on our expanded LDR product line - which we anticipate should help drive earnings growth in the quarters to come. We are also looking for strategic acquisition opportunities to enhance our revenue and earnings growth, strengthen our market leadership position and bolster our LED product portfolio. We remain dedicated to increasing shareholder returns, and we will accomplish this by building on our technology, our people, and expanding our reputation in the energy management industry.”

Third Quarter of Fiscal 2014

For the fiscal 2014 third quarter ended December 31, 2013, the Company reported revenue of $27.7 million compared to $29.1 million for the third quarter of fiscal 2013. The slight decline in revenue year-over-year reflects the impact of the federal government shutdown and some national account order delays which, in aggregate, amounted to approximately $2 million of lower revenue. Revenue from solar renewable energy projects was $6.8 million for the fiscal 2014 third quarter compared to $9.6 million for the fiscal 2013 third quarter, as the Company continues to deemphasize its focus on solar prospects. The Company reported income from operations of $0.9 million for the third quarter of fiscal 2014, including the impact of $(0.2) million in Harris integration-related expenses, versus $0.6 million for the three months ended December 31, 2012.

For the third quarter of fiscal 2014, the Company reported net income of $1.0 million, or $0.05 per share, versus net income of $0.7 million, or $0.03 per share, in the prior-year period. The fiscal 2014 third quarter included the impact of the aforementioned Harris integration-related expenses, which had a $(0.02) impact on EPS, and a Harris-related tax benefit of $0.1 million, which had a $0.01 impact on EPS. There were no unusual expenses or benefits in the prior-year period.

Total order backlog as of December 31, 2013 was $4.1 million compared to $13.0 million as of September 30, 2013, as the Company’s solar backlog was reduced as a result of construction progress at the Brick Township project. Orion currently expects that all but $1.2 million of the current backlog to be converted into revenue during the remainder of fiscal 2014.

First Nine Months of Fiscal 2014

For the nine months ended December 31, 2013, the Company reported revenue of $76.0 million, up 19% versus revenue of $63.8 million in the prior-year period. The Company reported income from operations of $0.3 million for the first three quarters of fiscal 2014, versus a loss from operations of $7.1 million for the same period in fiscal 2013. Along with the previously noted items impacting the third quarter, fiscal 2014 was also impacted by non-recurring expenses in the first quarter totaling $0.4 million, or $(0.02) per share, related to the liquidation of slow moving inventory and, in the second quarter, by an acquisition-related tax benefit of $2.3 million, or $0.11 per share. In addition, the second quarter included $0.4 million or $(0.02) per share in non-cash purchase accounting charges for marking-to-market the then existing earn-out provision for the Harris acquisition and acquisition-related legal, accounting and integration expenses.

For the first three quarters of fiscal 2014, the Company reported net income of $2.6 million, or $0.12 per diluted share, versus a net loss of $10.9 million, or $(0.51) per share, in the prior-year period. Year-to-date results included the previously noted tax and expense items for fiscal 2014 and fiscal 2013; in addition, the fiscal 2013 first quarter included a tax benefit of $1.6 million, or $0.07 per share, and the fiscal 2013 second quarter included a tax expense of $5.6 million, or $(0.27) per share, to record a full valuation allowance against deferred tax assets.

Cash, Debt and Liquidity Position

Orion had $18.3 million in cash and cash equivalents and $1.0 million in short-term investments as of December 31, 2013, compared to $14.4 million and $1.0 million, respectively, as of March 31, 2013. The Company generated $10.8 million of net cash from operations during the first nine months of fiscal 2014 compared to a slight use of cash from operations during the first nine months of fiscal 2013.

On July 1, 2013, the Company completed its acquisition of Harris Manufacturing, Inc. and Harris LED, LLC. The purchase price was paid through a combination of $5.0 million in cash, $3.1 million of a seller-financed three-year unsecured subordinated note and 856,997 shares of unregistered Orion common stock, representing a fair value on the date of issuance of $2.1 million. In October 2013, the Company completed an amendment to modify the purchase agreement with Harris to fix the value of future earn-out consideration at $1.4 million. Pursuant to the amendment, the Company issued an aggregate of 83,943 unregistered shares of its common stock on January 1, 2014, and will pay $0.8 million in cash on January 1, 2015.

Total debt was $7.4 million as of December 31, 2013 compared with $6.7 million as of March 31, 2013. The Company issued $3.1 million of a seller-financed note during the fiscal 2014 second quarter to complete the acquisition of Harris. There were no borrowings outstanding under the Company’s revolving credit facility as of December 31, 2013, which has availability of $13.3 million.

Outlook

For the fourth quarter of fiscal 2014, the Company anticipates revenue in the range of $21.0 to $24.0 million and earnings of $(0.02) to $0.01 per diluted share, reflecting the impact of declining solar revenue and certain delayed orders tied to the 2013 federal government shutdown.

Supplemental Information

In conjunction with this press release, Orion has posted supplemental information on its website which further discusses the financial performance of the Company for the three and nine months ended December 31, 2013. The purpose of the supplemental information is to provide further discussion and analysis of the Company’s financial results for the third quarter and nine months ended December 31, 2013, as well as certain non-GAAP reconciliations. The supplemental information can be found in the Investor Relations section of Orion’s Web site at http://investor.oriones.com/events.cfm.

Conference Call

Orion will host a conference call on Wednesday, February 5, 2014 at 5:00 p.m. Eastern (4:00 p.m. Central/2:00 p.m. Pacific) to discuss details regarding its fiscal 2014 third quarter performance. Domestic callers may access the earnings conference call by dialing 877-754-5294 (international callers, dial 678-894-3013). Investors and other interested parties may also go to the Investor Relations section of Orion’s Web site at http://investor.oriones.com/events.cfm for a live webcast of the conference call. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.

About Orion Energy Systems

Orion Energy Systems Inc. (NYSE MKT:OESX) is a leading power technology enterprise that designs, manufactures and deploys energy management systems - consisting primarily of high-performance, energy-efficient lighting platforms, intelligent wireless control systems and direct renewable solar technology for commercial and industrial customers - without compromising their quantity and quality of light. For more information, visit www.oesx.com.

Safe Harbor Statement

Certain matters discussed in this press release, including under our "Outlook" section, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) deterioration of market conditions, including customer capital expenditure budgets; (ii) our ability to compete and execute our growth strategy in a highly competitive market and our ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) any material changes to our inventory obsolescence reserves; (v) our ability to recruit and hire sales talent to increase our in-market direct sales; (vi) our development of, and participation in, new product and technology offerings or applications, including customer acceptance of our LED product lines; (vii) the substantial cost of our various legal proceedings and our ongoing SEC inquiry; (viii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (ix) loss of one or more key customers or suppliers, including key contacts at such customers; (x) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (xi) our ability to effectively manage the credit risk associated with our debt funded OTA contracts; (xii) a reduction in the price of electricity; (xiii) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xiv) increased competition from government subsidies and utility incentive programs; (xv) dependence on customers’ capital budgets for sales of products and services; (xvi); the availability of additional debt financing and/or equity capital; (xvii) potential warranty claims; (xviii) potential acquisitions; (xix) our ability to effectively integrate the acquisition of Harris Manufacturing, Inc. and Harris LED, LLC.; and (xx) our decreasing emphasis on obtaining new solar photovoltaic construction projects. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of the Company’s Web site.

Investor Relations Contacts:
Darrow Associates
Chris Witty
(646) 438-9385
cwitty@darrowir.com
or
Orion Energy Systems
Scott Jensen
Chief Financial Officer
(920) 892-9340

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2013	2012	2013
Product revenue	$22,660	$22,380	$53,171	$61,084
Service revenue	6,427	5,312	10,634	14,955
Total revenue	29,087	27,692	63,805	76,039
Cost of product revenue	15,708	15,742	37,172	44,264
Cost of service revenue	4,798	3,800	7,874	10,073
Total cost of revenue	20,506	19,542	45,046	54,337
Gross profit	8,581	8,150	18,759	21,702
Operating expenses:
General and administrative	2,848	3,277	10,788	9,134
Acquisition and integration related expenses	—	88	—	519
Sales and marketing	4,730	3,397	13,243	10,344
Research and development	427	478	1,834	1,416
Total operating expenses	8,005	7,240	25,865	21,413
Income (loss) from operations	576	910	(7,106)	289
Other income (expense):
Interest expense	(138)	(123)	(441)	(378)
Interest income	213	132	656	459
Total other income	75	9	215	81
Income (loss) before income tax	651	919	(6,891)	370
Income tax (benefit) expense	—	(99)	4,057	(2,270)
Net income (loss)	$651	$1,018	$(10,948)	$2,640
Basic net income (loss) per share	$0.03	$0.05	$(0.51)	$0.13
Weighted-average common shares outstanding	20,191,547	21,219,946	21,271,465	20,830,247
Diluted net income (loss) per share	$0.03	$0.05	$(0.51)	$0.12
Weighted-average common shares outstanding	20,245,194	22,328,766	21,271,465	21,562,526

The following amounts of stock-based compensation were recorded (in thousands):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2013	2012	2013
Cost of product revenue	$21	$11	$78	$48
General and administrative	43	199	461	650
Sales and marketing	78	83	357	266
Research and development	3	4	18	9
Total	$145	$297	$914	$973

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2013	2013
Assets
Cash and cash equivalents	$14,376	$18,339
Short-term investments	1,021	1,025
Accounts receivable, net	18,397	20,328
Inventories, net	15,230	13,517
Deferred contract costs	2,118	669
Prepaid expenses and other current assets	2,465	4,795
Total current assets	53,607	58,673
Property and equipment, net	27,947	25,254
Long-term inventory	11,491	9,544
Goodwill	—	4,676
Other intangible assets, net	1,709	7,705
Deferred tax assets	—	145
Long-term accounts receivable	5,069	2,841
Other long-term assets	2,274	2,246
Total assets	$102,097	$111,084
Liabilities and Shareholders’ Equity
Accounts payable	$7,773	$11,197
Accrued expenses	5,457	4,717
Deferred revenue	2,946	1,182
Current maturities of long-term debt	2,597	3,677
Total current liabilities	18,773	20,773
Long-term debt, less current maturities	4,109	3,762
Deferred revenue	1,258	1,336
Other long-term liabilities	188	874
Total liabilities	24,328	26,745
Shareholders’ equity:
Additional paid-in capital	128,104	129,797
Treasury stock	(38,378)	(36,354)
Shareholder notes receivable	(265)	(52)
Retained deficit	(11,692)	(9,052)
Total shareholders’ equity	77,769	84,339
Total liabilities and shareholders’ equity	$102,097	$111,084

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended December 31,
	2012	2013
Operating activities
Net (loss) income	$(10,948)	$2,640
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	3,258	2,987
Amortization of long-term assets	156	355
Stock-based compensation expense	914	973
Accretion of fair value of deferred and contingent purchase price consideration related to acquisition	—	11
Deferred income tax expense (benefit)	3,945	(2,335)
Loss on sale of property and equipment	38	112
Provision for bad debts	712	87
Other	44	101
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	(330)	2,384
Inventories, current and long-term	823	5,293
Deferred contract costs	466	1,449
Prepaid expenses and other assets	(805)	(2,225)
Accounts payable	(941)	1,905
Accrued expenses	3,737	(1,202)
Deferred revenue	(1,130)	(1,686)
Net cash (used in) provided by operating activities	(61)	10,849
Investing activities
Cash paid for acquisition, net of cash acquired	—	(4,992)
Purchase of property and equipment	(1,848)	(357)
Purchase of short-term investments	(4)	(4)
Additions to patents and licenses	(97)	(23)
Proceeds from sales of property, plant and equipment	30	68
Net cash used in investing activities	(1,919)	(5,308)
Financing activities
Payment of long-term debt	(2,194)	(2,391)
Proceeds from long-term debt	156	—
Proceeds from repayment of shareholder notes	7	213
Repurchase of common stock into treasury	(6,007)	—
Excess tax benefits from stock-based compensation	21	19
Deferred financing costs	—	(19)
Proceeds from issuance of common stock	60	600
Net cash used in financing activities	(7,957)	(1,578)
Net (decrease) increase in cash and cash equivalents	(9,937)	3,963
Cash and cash equivalents at beginning of period	23,011	14,376
Cash and cash equivalents at end of period	$13,074	$18,339